Reckson Service Industries, Inc.
                            Statement of Subsidiaries

     Name                                         State of Organization
     ----                                         ---------------------
     RSI Fund Management, LLC                           Delaware
     RSI-OSA Holdings, Inc.                             Delaware
     Reckson Office Centers, LLC                        Delaware
     RS Gateway, LLC                                    Delaware
     RSVP-Privatization, LLC                            Delaware
     RSVP-Dominion, LLC                                 Delaware
     RSVP Ali Baba, LLC                                 Delaware
     RSVP Holdings, LLC                                 Delaware
     Reckson Strategic Venture Partners, LLC            Delaware